UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 16, 2026

COPART, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23255	94-2867490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14185 Dallas Parkway

Suite 300

Dallas, Texas 75254

(Address of principal executive offices, including zip code)

(972) 391-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CPRT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 – Financial Information

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed in Parent’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 10, 2026 (the “Prior 8-K”), ACV entered into an Agreement and Plan of Merger, dated as of September 10, 2026 (the “Merger Agreement”), among ACV, Parent and Apple Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement, which was filed as an exhibit to the Prior 8-K and is incorporated herein by reference. In accordance with the terms of the Merger Agreement, on October 16, 2026, Parent completed the acquisition of ACV.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein and in the Offer to Purchase, dated September 17, 2026, and the related Letter of Transmittal, on September 17, 2026, Merger Sub commenced a tender offer (the “Offer”) to purchase all of ACV’s outstanding shares of common stock, par value $0.001 per share (“ACV Stock”), at a price per share of ACV Stock of $10.50 per share, net to the seller in cash, without interest, subject to any withholding of taxes (the “Offer Price”).

The Offer and related withdrawal rights expired at 5:00 p.m., Eastern Time, on October 15, 2026 (the “Expiration Date”) and was not extended. According to Computershare Trust Company, N.A., the depositary and paying agent for the Offer, as of the Expiration Date, 116,818,409 shares of ACV Stock were validly tendered and not properly withdrawn in the Offer, representing, together with the shares already owned by Parent and Merger Sub, approximately 68.43% of the shares of ACV Stock outstanding. The number of shares of ACV Stock tendered satisfied the condition to the Offer that there be validly tendered, and not properly withdrawn, in the Offer a number of shares of ACV Stock that, together with the shares of ACV Stock then owned by Merger Sub and its “affiliates” (as such term is defined in Section 251(h)(6) of the Delaware General Corporation Law, as amended (“DGCL”)), represent at least one share more than 50% of the shares of ACV Stock outstanding at the Expiration Date. All other conditions to the Offer were satisfied or waived as of the Expiration Date. As a result, following the Expiration Date, Merger Sub irrevocably accepted for payment, and promptly paid for, all the shares of ACV Stock tendered and not properly withdrawn pursuant to the Offer in accordance with the terms of the Offer and the Merger Agreement.

Following the consummation of the Offer, the remaining conditions to the Merger (as defined below) set forth in the Merger Agreement were satisfied or waived, and on October 16, 2026, Merger Sub merged with and into ACV (the “Merger” and, together with the Offer and the other transactions contemplated by the Merger Agreement, the “Transactions”), with ACV continuing as the surviving corporation and a wholly owned subsidiary of Parent. The Merger was completed pursuant to Section 251(h) of the DGCL without a meeting of stockholders of ACV. Pursuant to the Merger, each share of ACV Stock outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than (i) shares of ACV Stock (a) owned by ACV as a treasury share at the Effective Time, (b) owned by Parent, Merger Sub or any other wholly owned Subsidiary of Parent both at the commencement of the Offer and immediately prior to the Effective Time, or (c) irrevocably accepted by Merger Sub for purchase in the Offer, and (ii) shares of ACV Stock issued and outstanding immediately prior to the Effective Time that are held by holders who are entitled to appraisal rights under Section 262 of the DGCL and have properly exercised and perfected their respective demands for appraisal of such shares of ACV Stock in the time and manner provided in Section 262 of the DGCL and, as of the Effective Time, have neither validly withdrawn nor lost their rights to such appraisal and payment under the DGCL), was converted into the right to receive the Offer Price in cash, without interest, subject to any withholding of taxes (“Merger Consideration”).

In addition, pursuant to the Merger Agreement, at the Effective Time:

•

each outstanding option to purchase shares of ACV Stock (“Stock Options”) which was vested and had a per share exercise price less than the Merger Consideration was canceled in exchange for the right to receive a cash payment equal to (x) the number of shares of ACV Stock subject to such Stock Option multiplied by (y) the excess of (A) the Offer Price over (B) the applicable per share exercise price of the Stock Option, subject to any withholding of taxes. Each outstanding Stock Option that was vested and had a per share exercise price equal to or greater than the Merger Consideration was canceled for no consideration;

•

each unvested outstanding Stock Option was converted into an option to acquire a number of shares of common stock of Parent (a “Converted Stock Option”) determined by multiplying the number of such Stock Options by the Exchange Ratio (as defined in the Merger Agreement), at an exercise price per share of common stock of Parent equal to the exercise price per share of such Stock Option divided by the Exchange Ratio;

•

each outstanding award of restricted stock units with respect to shares of ACV Stock that was subject to vesting conditions based solely on continued employment or service (each, a “Restricted Stock Unit”), that was held by a non-employee member of the board of directors or by any former service provider of ACV was fully vested (to the extent unvested), and converted into the right to receive the Offer Price, subject to any withholding of taxes;

•

each other Restricted Stock Unit was converted into a restricted stock unit award, with respect to a number of shares of common stock of Parent (a “Converted RSU”) determined by multiplying the number of shares of ACV Stock subject to such Restricted Stock Unit by the Exchange Ratio; and

•

each restricted stock unit award with respect to shares of ACV Stock that includes performance-based vesting conditions (each, a “Performance Stock Unit”) was converted into a restricted stock unit award, with respect to a number of shares of common stock of Parent (a “Converted PSU”) determined by multiplying the number of shares of ACV Stock subject to such Performance Stock Unit based on the greater of target and actual performance (as determined by the Compensation Committee of the board of directors in its discretion) by the Exchange Ratio.

ACV’s Employee Stock Purchase Plan (the “ESPP”) has been terminated and all outstanding purchase rights under the ESPP have been exercised.

The foregoing description of the Merger Agreement and the Transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Prior 8-K, and is incorporated herein by reference.

Section 7 - Regulation FD

Item 7.01.	Regulation FD Disclosure.

On October 16, 2026, Copart, Inc., a Delaware corporation (“Parent”), issued a press release announcing the completion of the acquisition of ACV Auctions Inc., a Delaware corporation (“ACV”), a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information in Item 7.01 and Item 9.01 of this Form 8-K and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated October 16, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPART, INC.

By:	/s/ Leah C. Stearns
Leah C. Stearns, Chief Financial Officer
Principal Financial and Accounting Officer and Duly Authorized Officer

Date: October 16, 2026